ADDENDUM TO THE AGREEMENT
DRAFT FOR DISCUSSION PURPOSES ONLY
concluded on or about 18 October 2017
by
ANGLOGOLD ASHANTI LIMITED
(Registration No. 1944/017354/06)
and
HARMONY GOLD MINING COMPANY LIMITED
(Registration No. 1950/038232/06)
and
HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED (previously known as Coreland Property Investment Company Proprietary Limited)
(Registration No. 2006/039120/07)

(the "Sale Agreement")

TABLE OF CONTENTS

Clause number and description    Page

1.	INTRODUCTION AND RECORDAL 3

2.	CONDITION PRECEDENT 3

3.	AMENDMENT 5

4.	CONTINUATION OF THE SALE AGREEMENT AS AMENDED 5

5.	WHOLE AGREEMENT, NO AMENDMENT 5

6.	COSTS 6

7.	EXECUTION IN COUNTERPARTS 6

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTRODUCTION AND RECORDAL

1.1.	Unless the context otherwise requires, all capitalised terms used herein are terms defined in the Sale Agreement which shall bear the same meaning when used herein.

1.2.	It is recorded as follows -

1.2.1.	the Parties entered into the Sale Agreement on or about 18 October 2017;

1.2.2.	Coreland Property Investment Company Proprietary Limited has since changed its registered name to Harmony Moab Khotsong Operations Proprietary Limited; and

1.2.3.
the Parties wish to enter into this addendum to the Sale Agreement (this "Addendum") to provide for an amendment to the Sale Agreement, whereby the change in identity of the Kopanang Purchaser is reflected.

2.	CONDITION PRECEDENT

2.1.
The whole of this Addendum, save for the provisions of this clause 2 and clauses 1 and 5 to 7 (both inclusive), which shall be of immediate force and effect on the date of signature of this Addendum by the last Party to do so ("Signature Date"), is subject to the conditions precedent that, by no later than 17 November 2017 (or such other date as the Parties may agree in writing), the following agreements have been entered into by the relevant parties thereto –

2.1.1.
a novation agreement between AngloGold, Village Main Reef Proprietary Limited (“VMR”), Village Main Reef Gold Investments 06 Proprietary Limited (“VMR06”)  and K2017449111 (South Africa) Proprietary Limited (“NewCo”) in terms of which VMR06 assigns and novates to NewCo its rights and obligations under the sale agreement entered into between AngloGold and VMR06 on or about 18 October 2017;

2.1.2.
a novation agreement between AngloGold, VMR, VMR06  and NewCo in terms of which VMR06 assigns and novates to NewCo its rights and obligations under the rock dump sale agreement entered into between AngloGold, VMR and VMR06 on or about 18 October 2017;

2.1.3.
a novation agreement between AngloGold, Rand Merchant Bank (a divisions of FirstRand Bank Limited) (the “Escrow Agent”), VMR06 and NewCo in terms of which VMR06 assigns and novates to NewCo its rights and obligations under the escrow agreement entered into between the Escrow Agent, VMR06 and AngloGold on or about 17 October 2017;

2.1.4.	a novation agreement between AngloGold, VMR06, NewCo, the Purchaser and Harmony in terms of which VMR06 assigns and novates its rights and obligations under the Mispah Agreement to NewCo;

2.1.5.
a parent guarantee between AngloGold and Aztodex Proprietary Limited in terms of which Aztodex Proprietary Limited guarantees the obligations, liabilities and responsibilities of NewCo under the sale agreement entered into between AngloGold and VMR06 on or about 18 October 2017;

2.1.6.	an addendum to the Parent Guarantee between AngloGold and Harmony in terms of which all references therein to VMR06 are substituted by references to NewCo; and

2.1.7.
a new Margaret Water Company NPC letter agreement, which terminates and replaces the Margaret Water Company NPC letter agreement concluded on or about 18 October 2017 between VMR, Harmony and the Purchaser in terms of which, among other things, all references to VMR06 in such letter agreement are substituted by references to NewCo and NewCo becomes a party to such letter agreement.

2.2.
Forthwith after the Signature Date, the Parties shall use their respective reasonable endeavours and co‑operate in good faith to procure the fulfilment of the condition precedent, to the extent that it is within their power to do so, as expeditiously as reasonably possible.

2.3.
The conditions precedent set out in clause 2.1 have been inserted for the benefit of all Parties, which will be entitled to waive fulfilment of same, in whole or in part, by written agreement prior to the fulfilment thereof.

2.4.
Unless the conditions precedent set out in clause 2.1 have been fulfilled or waived by not later than the relevant date for fulfilment thereof set out in clause 2.1, the provisions of this Addendum, save for the provisions of this clause 2 and clauses 1 and 5 to 7 (both inclusive), which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the condition precedent, save for any claims arising from a breach of any of clause 2 and clauses 1 and 5 to 7 (both inclusive).

3.	AMENDMENT
The Sale Agreement is hereby amended by the definition of "Kopanang Purchaser" (as contained in clause 1.2.100 of the Sale Agreement) being amended to read as follows: "means K2017449111 (South Africa) Proprietary Limited (Registration No. 2017/449111/07), a private limited liability company incorporated in accordance with the laws of South Africa".

4.	CONTINUATION OF THE SALE AGREEMENT AS AMENDED
Save as specifically contemplated in this Addendum, the Sale Agreement shall continue to be of force and effect on the basis of its original terms and conditions.

5.	WHOLE AGREEMENT, NO AMENDMENT

5.1.
This Addendum constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

5.2.
No amendment or consensual cancellation of this Addendum or any provision or term hereof or of any agreement or other document issued or executed pursuant to or in terms of this Addendum and no settlement of any disputes arising under this Addendum and no extension of time, waiver, relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of this Addendum or of any agreement or other document issued pursuant to or in terms of this Addendum shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver, relaxation or suspension, signed by the Party granting such extension, waiver, relaxation or suspension). Any such extension, waiver, relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

5.3.	No oral undertaking not to sue (pactum de non petendo) shall be of any force or effect.

5.4.
No extension of time or waiver or relaxation of any of the provisions or terms of this Addendum or any agreement or other document issued or executed pursuant to or in terms of this Addendum, shall operate as an estoppel against any Party in respect of its rights under this Addendum, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with this Addendum.

5.5.
To the extent permissible by law no Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

5.6.	This Addendum shall be governed by and interpreted in accordance with the substantive laws of the Republic of South Africa.

6.	COSTS
Each Party shall bear their own costs in respect of and incidental to the preparation and negotiation of this Addendum.

7.	EXECUTION IN COUNTERPARTS
This Addendum may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party that signs its counterpart last in time.

SIGNED by the Parties on the following dates and at the following places respectively:

For:	ANGLOGOLD ASHANTI LIMITED

Signature:	/s/ CE Carter
who warrants that he / she is duly authorised thereto

Name:	CE Carter

Date:	November 13, 2017

Place:	Johannesburg

For:	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/ Peter William Steenkamp
who warrants that he / she is duly authorised thereto

Name:	Peter William Steenkamp

Date:	November 16, 2017

Place:	Randfontein

For:	HARMONY GOLD MINING COMPANY LIMITED

Signature:	/s/ Frank Abbott
who warrants that he / she is duly authorised thereto

Name:	Frank Abbott

Date:	November 15, 2017

Place:	Randfontein

For:	HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Velile Phillip Tobias
who warrants that he / she is duly authorised thereto

Name:	Velile Phillip Tobias

Date:	November 15, 2017

Place:	Randfontein

For:	HARMONY MOAB KHOTSONG OPERATIONS PROPRIETARY LIMITED

Signature:	/s/ Herman Perry
who warrants that he / she is duly authorised thereto

Name:	Herman Perry

Date:	November 15, 2017

Place:	Randfontein